UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 1, 2025, Tharimmune, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying the Company that its stockholders equity as reported in its Annual Report on Form 10-K for the period ended December 31, 2024, did not satisfy the continued listing requirements under Nasdaq Listing Rule 5550(b)(1) for The Nasdaq Capital Market, which requires that a listed company’s stockholder equity be at least $2,500,000. On May 15, 2025, the Company submitted its plan of compliance to Nasdaq.

On July 25, 2025, the Company closed on a registered direct offering of shares of common stock (and common stock equivalents) and a concurrent private placement of warrants for gross proceeds of approximately $1.7 million. In addition, on August 27, 2025, the Company closed on a registered direct offering of shares of common stock (and common stock equivalents) for gross proceeds of approximately $5.35 million.

As a result of the transactions described above, as of the date hereof, the Company’s stockholders equity is greater than $2,500,000. For more information, please refer to the Company’s unaudited consolidated balance sheet as of August 31, 2025 which has been furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Consolidated Balance Sheet as of August 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	Tharimmune, Inc.

/s/ Sireesh Appajosyula
Sireesh Appajosyula
Chief Executive Officer

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